UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29375

Delaware	43-1809960
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, MO 63017

(Address of principal executive offices, including zip code)

314-628-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 31, 2010, SAVVIS, Inc. (the “Company”) entered into an Employment, Confidentiality, Severance and Non-Competition Agreement with James E. Ousley, the Company’s Chairman of the Board and Chief Executive Officer. The agreement with Mr. Ousley does not materially change his compensation arrangements as previously reported in the Company’s Current Report on Form 8-K filed on March 11, 2010. It provides Mr. Ousley with a right to severance benefits upon an involuntary termination of employment under certain circumstances and obligates him to restrictive covenants to which he was not previously subject. The foregoing description of the agreement with Mr. Ousley is qualified in its entirety by reference to the terms of the agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1     Employment, Confidentiality, Severance and Non-Competition Agreement dated August 31, 2010 between the Company and James E. Ousley. Filed herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: September 3, 2010	By:	/s/ Peter J. Bazil
Peter J. Bazil
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

Ex. 10.1	Employment, Confidentiality, Severance and Non-Competition Agreement dated August 31, 2010 between the Company and James E. Ousley. Filed herewith.